Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2008 relating to the financial statements and supplemental schedule of The Scotts Company LLC Retirement Savings Plan as of and for the years ended December 31, 2007 and 2006, which appear in the Annual Report of The Scotts Company LLC Retirement Savings Plan on Form 11-K for the year ended December 31, 2007.
/s/ Meaden & Moore, Ltd.
Cleveland, Ohio
October 16, 2008